Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES’ Q4 REVENUE ROSE 21.8% TO $93.9 MILLION;
WRITE-DOWN OF LEVELLAND HOCKLEY RESULTED IN Q4 LOSS PER
SHARE OF $0.49 INCLUSIVE OF $1.19 PER SHARE IN ONE-TIME CHARGES

- Reports Fiscal 2010 Net Income of $5.1 Million and
Diluted EPS of $0.52 Inclusive of One-Time Charges -

Dayton, Ohio, (March 29, 2011) — REX American Resources Corporation (NYSE: REX) today announced financial results for its fiscal 2010 fourth quarter (“Q4 ‘10”) and year ended January 31, 2011. REX will host a conference call and webcast today at 11:00 a.m. ET.

Conference Call:	212/231-2930
Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx
The webcast will be available for replay for 30 days

REX’s Q4 ‘10 net sales and revenue rose 21.8% to $93.9 million, primarily reflecting ethanol pricing increases, from $77.1 million in Q4 ‘09. REX recognizes results from its ethanol interests on a quarterly calendar basis, and as a result, REX’s Q4 ‘10 includes ethanol results from October 1, 2010 through December 31, 2010. REX’s Q4 ‘10 results primarily reflect its interests in seven ethanol production facilities (alternative energy segment). Through January 31, 2011 REX consolidated the results of Levelland Hockley County Ethanol (“LHCE”) and One Earth Energy facilities. The remaining five facilities are reported as equity in income of unconsolidated ethanol affiliates.

Deconsolidation of Levelland Hockley Operations

As a result of ongoing operating challenges at LHCE, effective January 31, 2011, REX sold a portion of its equity interest in LHCE for nominal consideration reducing its ownership in the facility to 49% from 56%. As a result, the operations of LHCE are consolidated in the Company’s income statement and statement of cash flows for the quarter and year ended January 31, 2011 but deconsolidated from the balance sheet. In conjunction with the deconsolidation, REX reduced the carrying value of its remaining non-controlling equity interest and notes receivable from LHCE to zero, resulting in a one-time pre-tax charge of $18.4 million ($11.2 million, after tax), or approximately $1.19 and $1.16 per basic share (after-tax) for the quarter and fiscal year ended January 31, 2011, respectively. Reflecting the deconsolidation, REX will use the equity method of accounting prospectively for its share of the earnings or loss from LHCE and the results from this facility will be reported as equity in income of unconsolidated ethanol affiliates.

Exclusive of the charge, in the fiscal year-ended January 31, 2011 LHCE, including the non-controlling interests, incurred a pre-tax net loss of $5.9 million as recognized in REX’s income (loss) from continuing operations. The LHCE losses in fiscal 2010 impacted REX’s net income by approximately $1.6 million after tax and non-controlling interests, or $0.17 per basic share.

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REX Reports Q4 Results, 3/29/11	page 2

Reflecting the $18.4 million impairment charge and operating losses incurred at LHCE, REX recorded a Q4 ‘10 loss from continuing operations before income taxes and non-controlling interests of $6.3 million compared with income of $13.7 million in Q4 ‘09. Without the impact of the Q4 ‘10 impairment charge, income from continuing operations before income taxes and non-controlling interests would have been $12.2 million. Q4 ‘10 pre-tax income from continuing operations before income taxes and non-controlling interests benefited from $6.9 million of equity in income of unconsolidated ethanol affiliates compared with $4.9 million in Q4 ‘09, an increase of 40.8%. In addition, Q4 ‘10 pre-tax income from continuing operations reflects a $0.4 million gain on derivative financial instruments related to two interest rate swaps at One Earth compared to a $0.9 million loss in Q4 ‘09.

In Q4 ‘10, loss from continuing operations net of taxes and inclusive of non-controlling interests and the impairment charge of approximately $11.2 million after-tax, was $3.6 million, and the Company recorded income and gains from discontinued operations totaling $0.5 million, or $0.06 per basic share. In Q4 ‘09, income from continuing operations net of taxes and inclusive of non-controlling interests was $9.3 million, and the Company recorded income and gains from discontinued operations totaling $1.7 million, or $0.18 per basic share. REX recorded a $2.7 million income tax benefit in Q4 ‘10 and incurred a $4.4 million provision for income taxes in Q4 ‘09. Reflecting the $11.2 million after-tax effect of the Q4 ‘10 impairment charge, which amounted to $1.19 per basic share, REX’s Q4 ‘10 net loss attributable to common shareholders was $4.6 million or $0.49 per basic share, compared to net income attributable to common shareholders in Q4 ‘09 of $7.3 million, or $0.75 per diluted share. Without the impact of the Q4 ‘10 impairment charge, REX would have reported Q4 ‘10 net income of $6.6 million, or $0.70 per basic share.

Per share results are based on 9,438,000 basic and diluted weighted average shares outstanding for Q4 ‘10 and 9,326,000 and 9,707,000 basic and diluted weighted average shares outstanding, respectively for Q4 ‘09.

REX repurchased 100,000 shares of its common stock in open market transactions in Q4 ‘10 at an average price of $15.63 and 515,000 shares in FY 2010 at an average price of $15.99. REX is presently authorized to repurchase up to 468,000 shares of its common stock.

At January 31, 2011, REX had cash and cash equivalents of $91.0 million, $72.7 million of which was cash at the parent company and approximately $18.3 million of which was cash at its consolidated ethanol production facility. This compares with cash and cash equivalents of $100.4 million at January 31, 2010, comprised of $82.5 million of cash at the parent company and $17.9 million of cash at consolidated ethanol production facilities. The decrease in cash reflects the fiscal 2010 share repurchases totaling $8.2 million and the NuGen investment totaling $9.2 million.

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REX Reports Q4 Results, 3/29/11	page 3

Stuart Rose, Chairman and CEO commented, “REX’s fourth quarter and fiscal 2010 revenue growth of 21.8% and 77.4%, respectively, reflect the Company’s transition to alternative energy and our interests in an expanded portfolio of ethanol production facilities. Excluding the impairment charge and inclusive of the Company’s share of losses at Levelland Hockley, we generated approximately $6.6 million and $16.3 million of net income attributable to shareholders for the fourth quarter and full year reflecting higher ethanol production volumes for the year, our mid-year acquisition of a 48% ownership interest in NuGen Energy and production efficiencies achieved at One Earth Energy which was in the early stages of production in Q3 ‘09. Fiscal 2010 alternative energy segment profits reflected higher average ethanol and dried distiller grain prices, which were offset by increases in grain and natural gas prices and a decline in wet distiller grain pricing.

“Throughout the year, REX’s alternative energy segment profits were impacted by the results of Levelland Hockley County Ethanol, a smaller plant which has been consistently challenged by higher costs and limited availability of sorghum in the market which weighed on crush spreads. Reflecting the recent sharp rise in ethanol production feedstocks, including sorghum and corn pricing, the LHCE facility temporarily ceased production in early January 2011. With the success of our other six ethanol production facilities, we determined that it was in our shareholders’ best interests to reduce our ownership in LHCE, deconsolidate its operations and write down the investment. The deconsolidation allows us to focus on our more profitable alternative energy segment holdings and other expansion opportunities.

“REX ended the year with a highly liquid balance sheet including $72.7 million of cash at the parent company level and a portfolio of real estate assets with a carrying value of $22.2 million that we are marketing for lease or sale. During fiscal 2010, we opportunistically acquired a 48% equity ownership interest in NuGen Energy, which operates a nameplate 100 million gallon ethanol plant in Marion, South Dakota. Our investment in NuGen was $9.2 million with a commitment of up to an additional $6.5 million based upon its future profitability, and we are committed to deploying our capital base in other renewable resource or industrial project opportunities where we see attractive returns. We also deployed some of our cash in the repurchase of common stock at prices well below book value, an investment we believe will deliver value to shareholders over the long term. We remain authorized to continue acting on our repurchase program as market opportunities permit.”

Real Estate Assets

At January 31, 2011, REX had lease agreements, as landlord for all or parts of eight former retail store locations. REX has 22 owned former retail stores that were vacant at January 31, 2011, which it is marketing to lease or sell. In addition, one former distribution center is partially leased, partially occupied by the REX corporate office and partially vacant. The Q4 ‘10 real estate segment revenue reflects rental income derived from these sites.

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REX Reports Q4 Results, 3/29/11	page 4

REX exited its retail operations in fiscal 2009, and the historical retail operations results are classified as discontinued operations. Certain amounts differ from those previously reported as a result of retail operations and certain sold real estate assets being reclassified as discontinued operations.

The table below summarizes net sales and revenue from REX’s alternative energy and real estate segments and income (loss) from continuing operations for the three- and twelve-month periods ended January 31, 2011 and January 31, 2010.

($ in thousands)	Three Months Ended January 31,		Twelve Months Ended January 31,
	2011	2010	2011	2010

Net sales and revenue:
Alternative energy (1)	$93,523	$76,879	$300,389	$169,175
Real estate	363	196	1,285	913

Total net sales and revenues	$93,886	$77,075	$301,674	$170,088

Segment profit (loss):
Alternative energy segment (loss) profit (1)	$(5,230)	$15,604	$13,403	$17,811
Real estate segment loss	(440)	(1,349)	(1,022)	(1,398)
Corporate expense	(645)	(485)	(2,724)	(1,870)
Interest expense	(40)	(59)	(240)	(358)
Investment income	88	33	372	263

(Loss) income from continuing operations before income taxes and noncontrolling interests	$(6,267)	$13,744	$9,789	$14,448

(1)

Includes results attributable to non-controlling interests of approximately 44% for Levelland Hockley and 26% for One Earth. Effective January 31, 2011, REX reduced its equity ownership in Levelland Hockley to 49% from 56%. In future periods results from Levelland Hockley will be reported as equity in income of unconsolidated ethanol affiliates.

Segment Balance Sheet Data

	January 31, 2011	January 31, 2010

Assets:
Alternative energy	$257,202	$302,228
Real estate	22,235	31,796
Corporate	96,285	117,481

Total assets	$375,722	$451,505

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REX Reports Q4 Results, 3/29/11	page 5

Supplemental Data Related to REX’s Alternative Energy Interests

REX American Resources Corporation
Ethanol Ownership Interests as of 1/31/11

Entity	Nameplate Production Capacity (annual gal.)	REX’s Ownership Interest	REX Effective Nameplate Capacity Owned (gallons)

One Earth Energy, LLC Gibson City, IL	100M	74%	74.0M
NuGen Energy, LLC Marion, SD	100M	48%	48.0M
Patriot Renewable Fuels, LLC Annawan, IL	100M	23%	23.0M
Big River Resources, LLC W. Burlington, IA (1)	92M	10%	9.2M
Big River Resources, LLC Galva, IL (1)	100M	10%	10.0M
Big River United Energy, LLC Dyersville, IA (1)	100M	5%	5.0M
Levelland Hockley County Ethanol, LLC Hockley County, Texas (2)	40M	49%	19.6M
Total	632M	n/a	188.8M

(1)	REX has a 10% ownership interest in Big River Resources, LLC which owns 100% of the West Burlington and Galva plants and acquired a 50.5% interest in the Dyersville plant in August 2009.

(2)	Levelland Hockley County Ethanol, LLC temporarily ceased production in January 2011.

The following tables summarize select data related to the Company’s consolidated alternative energy interests:

($ in millions)	Three Months Ended January 31,				Twelve Months Ended January 31,
	2011		2010		2011		2010

Sales of Products:
Alternative Energy Segment
Ethanol	$78.3	84%	$65.3	85%	$250.8	83%	$140.4	83%
Dried distiller grains	13.3	14%	9.3	12%	41.6	14%	20.2	12%
Wet distiller grains	1.9	2%	2.1	3%	7.5	3%	8.0	5%
Other	0.0	—%	0.2	—%	0.5	—%	0.6	—%

TOTAL ALTERNATIVE ENERGY SALES	$93.5	100%	$76.9	100%	$300.4	100%	$169.2	100%

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REX Reports Q4 Results, 3/29/11	page 6

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2011	2010	2011	2010

Average selling price per gallon of ethanol	$2.21	$1.80	$1.81	$1.68
Average selling price per ton of dried distiller grains	$148.96	$111.16	$126.23	$112.29
Average selling price per ton of wet distiller grains	$40.29	$31.26	$35.08	$41.53
Average cost per bushel of grain	$5.44	$3.53	$4.13	$3.58
Average cost of natural gas (per mmbtu)	$4.43	$4.42	$4.80	$4.28

Reconciliation of Non-GAAP Measures – LHCE Deconsolidation and Impairment
Net income and earnings per share excluding impairment and loss on deconsolidation is not a measure of performance calculated in accordance with GAAP. These adjusted measures are being presented as a supplemental disclosure as management believes that it is useful in evaluating the operating performance of the business. It should be noted that other companies may calculate such measures in a different manner and as such, this data should only be used in conjunction with our results reported according to GAAP. A reconciliation of reported GAAP net income (loss) and net income (loss) per basic share to net income and earnings per basic share excluding impairment and loss on deconsolidation follows:

($ in thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	January 31, 2011

	Amount	Basic EPS	Amount	Basic EPS
Net (loss) income attributable to REX common shareholders	$(4,603)	$(0.49)	$5,069	$0.53
Impairment and loss on deconsolidation	$(18,424)		$(18,424)
Benefit for income taxes	7,185		7,185
Impairment and loss on deconsolidation after tax	$(11,239)	$(1.19)	$(11,239)	$(1.16)
Net income excluding impairment and loss on deconsolidation	$6,636	$0.70	$16,308	$1.69
Weighted average basic shares outstanding	9,438		9,651

About REX American Resources Corporation
REX American Resources has interests in seven ethanol production facilities representing ownership of approximately 189 million gallons per year of annual nameplate capacity. The total annual nameplate capacity of ethanol production facilities in which REX has ownership interests is approximately 632 million gallons per year. Further information about REX is available at www.rexamerican.com

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REX Reports Q4 Results, 3/29/11	page 7

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, sorghum, dried distiller grains, ethanol, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

For further information contact:
Douglas Bruggeman	Joseph Jaffoni/David Collins
Chief Financial Officer	Jaffoni & Collins
937/276-3931	212/835-8500
rex@jcir.com

-tables follow-

REX Reports Q4 Results, 3/29/11	page 8

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended January 31,		Twelve Months Ended January 31,

	2011	2010	2011	2010

Net sales and revenue	$93,886	$77,075	$301,674	$170,088
Cost of sales	85,077	63,680	271,300	149,380

Gross profit	8,809	13,395	30,374	20,708
Selling, general and administrative expenses	(2,897)	(2,186)	(9,719)	(6,163)
Impairment and loss on deconsolidation	(18,424)	—	(18,424)	—
Interest income	89	89	447	445
Interest expense	(1,392)	(1,494)	(5,593)	(4,741)
Other income (expense)	192	(18)	310	748
Loss on early termination of debt	—	—	(48)	(89)
Equity in income of unconsolidated ethanol affiliates	6,933	4,883	14,558	6,027
Gains (losses) on derivative financial instruments, net	423	(925)	(2,116)	(2,487)

(Loss) income from continuing operations before income taxes and non-controlling interests	(6,267)	13,744	9,789	14,448
Benefit (provision) for income taxes	2,661	(4,428)	(3,019)	(4,497)

(Loss) income from continuing operations including noncontrolling interests	(3,606)	9,316	6,770	9,951
Income from discontinued operations, net of tax	545	442	1,800	1,389
Gain on disposal of discontinued operations, net of tax	3	1,220	172	1,212

Net (loss) income including noncontrolling interests	(3,058)	10,978	8,742	12,552
Net income attributable to noncontrolling interests	(1,545)	(3,705)	(3,673)	(3,900)

Net (loss) income attributable to REX common shareholders	$(4,603)	$7,273	$5,069	$8,652

Weighted average shares outstanding – basic	9,438	9,326	9,651	9,254

Basic (loss) income per share from continuing operations*	$(0.55)	$0.60	$0.32	$0.65
Basic income per share from discontinued operations*	0.06	0.05	0.19	0.15
Basic income per share on disposal of discontinued operations*	—	0.13	0.02	0.13

Basic net (loss) income per share attributable to REX common shareholders	$(0.49)	$0.78	$0.53	$0.93

Weighted average shares outstanding – diluted	9,438	9,707	9,825	9,551

Diluted (loss) income per share from continuing operations*	$(0.55)	$0.58	$0.32	$0.63
Diluted income per share from discontinued operations*	0.06	0.04	0.18	0.15
Diluted income per share on disposal of discontinued operations*	—	0.13	0.02	0.13

Diluted net (loss) income per share attributable to REX common shareholders	$(0.49)	$0.75	$0.52	$0.91

* Attributable to REX common shareholders

Certain amounts differ from those previously reported as a result of retail operations and certain real estate assets being reclassified as discontinued operations.

- balance sheet follows -

REX Reports Q4 Results, 3/29/11	page 9

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(in thousands) Unaudited

	January 31, 2011	January 31, 2010

Assets
Current assets:
Cash and cash equivalents	$91,019	$100,398
Accounts receivable, net	9,619	9,123
Inventory, net	7,819	8,698
Refundable income taxes	8,503	12,813
Prepaid expenses and other	3,055	2,691
Deferred taxes, net	5,834	6,375

Total current assets	125,849	140,098
Property and equipment, net	169,811	246,874
Other assets	5,907	8,880
Deferred taxes, net	5,206	8,468
Equity method investments	67,349	44,071
Investments in debt instruments	—	1,014
Restricted investments and deposits	1,600	2,100

Total assets	$375,722	$451,505

Liabilities and equity:
Current liabilities:
Current portion of long-term debt and capital lease obligations, alternative energy	$9,672	$12,935
Current portion of long-term debt, other	342	371
Accounts payable, trade	2,557	6,976
Deferred income	3,982	7,818
Accrued restructuring charges	146	511
Accrued real estate taxes	2,393	2,968
Derivative financial instruments	1,835	1,829
Other current liabilities	3,640	5,442

Total current liabilities	24,567	38,850

Long-term liabilities:
Long-term debt and capital lease obligations, alternative energy	69,049	124,093
Long-term debt, other	1,924	2,596
Deferred income	2,416	6,396
Derivative financial instruments	3,688	4,055
Other	4,114	419

Total long-term liabilities	81,191	137,559

Equity:
REX shareholders’ equity:
Common stock	299	299
Paid-in capital	142,293	141,698
Retained earnings	296,053	290,984
Treasury stock	(193,713)	(186,407)
Accumulated other comprehensive income, net of tax	—	49

Total REX shareholders’ equity	244,932	246,623
Noncontrolling interests	25,032	28,473

Total equity	269,964	275,096

Total liabilities and equity	$375,722	$451,505

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